This note and THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE (COLLECTIVELY, THE “NOTE SECURITIES”) have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state, and have been issued in reliance on exemptions from registration thereunder. The NOTE securities May not be offered, sold, pledged or otherwise transferred without registration under the Act or under any applicable state securities laws, unless the SEBRING (as defined below) receives an opinion of counsel satisfactory to the SEBRING that an exemption from such registration is available. THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE ARE SUBJECT TO THE RESTRICTIONS IMPOSED BY THAT CERTAIN SHARE RESTRICTION AGREEMENT BETWEEN SEBRING, HOLDER AND THE OTHER PARTIES REFERENCED THEREIN DATED AS OF THE DATE HEREOF.

PROMISSORY NOTE

Original Issue Date: December 27, 2013

Principal Amount: $255,593.73 (USD)

FOR VALUE RECEIVED, Sebring Management FL, LLC, a Florida limited liability company (“Maker”), located at 1400 Cattlemen Road, Sarasota, FL 34232, promises to pay to Implant, General & Cosmetic Dentistry of Tampa Bay, P.A., a Florida corporation (“Holder”), located at 1960 East Bay Dr., Largo, FL, or at such other location as Holder may designate from time to time in a written notice provided to Maker, the principal amount of Two Hundred Fifty Five Thousand Five Hundred and Ninety Three Dollars and Seventy Three Cents ($255,593.73) (the “Principal Amount”), upon the terms and conditions specified below. This Promissory Note is issued as of the date set forth above (the “Original Issue Date”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) by and among Maker, Holder, Hani “Sam” Tadros, D.D.S. and Alan D. Shoopak, D.M.D. Orthodontic Group, P.A., a Florida corporation (“OGPA”). Capitalized terms used but not otherwise defined in this Note shall have the meanings ascribed thereto in the Purchase Agreement.

1.          Interest; Repayment; Form of Payments.

(a)          The outstanding Principal Amount of this Note shall bear interest at a rate equal to 6.0% per annum, which interest shall be computed on a 365-day year basis.

(b)          Subject to Section 2 through Section 5 of this Note, (i) unless prior to the first (1st) year anniversary of the date of this Note, a Public Offering (as defined in Section 3 below) has occurred, then on the first (1st) year anniversary of the date of this Note and on each three month anniversary thereafter (i.e. quarter-annually) until the earlier of the Maturity Date (as defined below) or the date that the Public Offering occurs, Maker shall make principal and interest payments of $32,405.81; and (ii) the entire unpaid Principal Amount remaining outstanding and accrued but unpaid interest under this Note shall be due and payable on the third (3rd) anniversary of the Original Issue Date (the “Maturity Date”), unless the then outstanding Principal Amount and all accrued but unpaid interest thereon is earlier converted into shares of common stock (“Common Stock”) of Sebring Software, Inc., a Nevada corporation (“Sebring”), pursuant to Section 3 below.

(c)          Unless otherwise specified, all payments shall be made in lawful money of the United States of America at the address of Holder set forth above, or at such other place as Holder may from time to time designate in writing to Maker. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to the Principal Amount.

2.          Prepayment. Maker may prepay all or any portion of the Principal Amount and accrued and unpaid interest, in whole or in part, without penalty.

3.          Conversion.

(a)          Mandatory Conversion. To the extent that a Public Offering (as defined below) closes on or before the first (1st) year anniversary of the date of this Note, then immediately following the closing of such Public Offering, all of the unpaid Principal Amount and accrued but unpaid interest thereon shall be automatically and immediately, and without any further action on the part of any Person, converted into a number of fully paid and non-assessable shares of Sebring’s Common Stock as is determined by dividing the sum of the unpaid Principal Amount and accrued but unpaid interest thereon by the Offering Price (as defined below). “Public Offering” means the first public offering of Sebring’s Common Stock registered under the Act following the Original Issue Date. “Offering Price” is the price per share of Common Stock paid by the underwriter to Parent for the shares sold to the underwriter in the Public Offering.

(b)          Optional Conversion. To the extent that a Public Offering does not close on or before the first (1st) anniversary of the date of this Note but a Public Offering closes before the third (3rd) anniversary of the date of this Note, then within ten (10) days following such Public Offering closing, Maker or Holder may elect to convert all of the unpaid Principal Amount and accrued but unpaid interest thereon by providing written notice to the other of such election. Immediately following delivery of such notice, and without any further action on the part of any Person, all of the unpaid Principal Amount and accrued but unpaid interest thereon shall be automatically converted into a number of fully paid and non-assessable shares of Sebring’s Common Stock as is determined by dividing the sum of the unpaid Principal Amount and accrued but unpaid interest thereon by the Offering Price.

(c)          Fractional Shares. If the conversion of this Note in accordance with this Section 3 would result in the issuance of a fraction of any share or other security, then Maker shall round such fraction of a share or other security down to the nearest whole share or other security. If a fractional share or other security arises upon any conversion of this Note, Maker shall eliminate such fractional share or security by paying Holder the amount computed by multiplying the fractional interest by the Offering Price.

(d)          Termination of Conversion Rights. Notwithstanding anything to the contrary, upon payment of the entire Principal Amount under this Note, all of the conversion rights provided for in this Note shall automatically and immediately terminate.

(e)          Certificates. Within 10 business days after a conversion as provided in this Section 3, Maker shall deliver to Holder a certificate evidencing the total shares of Common Stock purchased, in the name of Holder. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to Holder for any documentary, stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates. Maker covenants and agrees that all shares of Common Stock which may be issued upon the conversion of the Note will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with such issuance).

(f)          Reservation of Shares Issuable Upon Conversion. Sebring covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the Principal Amount of this Note and accrued interest hereunder.

4.          Events of Default. The term “Event of Default”, wherever used in this Note, shall mean any one of the following events:

(a)          any failure to make any payment of principal or interest on this Note on the date it becomes due and payable (whether by acceleration or otherwise), which failure is not cured within fifteen (15) days after written notice of such default is sent by Holder;

(b)          Maker fails to observe or perform any other covenant or agreement contained in this Note, which failure is not cured within thirty (30) days after written notice of such default is sent by Holder, provided that if the failure is such that it can be corrected, but not within such 30 days, it will not constitute an Event of Default if Maker takes corrective action upon such notice and diligently pursues such cure until the failure is corrected; and

(c)          Maker shall: (i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (ii) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for Maker or any property thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Maker or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, in respect of Maker and, if any such case or proceeding is not commenced by Maker, such case or proceeding shall be consented to or acquiesced in by Maker or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or (v) take any action authorizing, or in furtherance of, any of the foregoing.

5.          Remedies. Upon the occurrence of an Event of Default hereunder, Holder may, at its option, (a) declare the entire unpaid principal balance of this Note, together will all accrued and unpaid interest thereon and all other amounts payable hereunder, immediately due and payable, and (b) exercise any and all rights and remedies available to Holder under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. The remedies of Holder shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise.

6.          Cost of Collection.  Maker shall pay all costs of collection, including reasonable and documented attorneys’ fees, on failure to pay any principal or interest when due on this Note. Reasonable attorneys’ fees are defined to include, but not be limited to, all fees and costs incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, trial, proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors’ reorganization or similar proceedings, or which arise without filing suit.

7.          Setoff. Notwithstanding anything to the contrary, Maker shall have the right to set off against the Principal Amount and the accrued interest thereon any amounts that are or become payable by Holder or its Affiliates to Maker, OGPA or their respective Affiliates, including any such amounts arising under the indemnification provisions of the Purchase Agreement, and such set off shall not constitute an Event of Default or breach of this Note or the Purchase Agreement; provided, however, to the extent that Holder disputes the amount of such set off, at the time payments are otherwise due hereunder Maker shall pay such set off amount to a mutually agreeable third party to be held until Holder and Maker mutually agree upon, or a court of competent jurisdiction directs, the distribution of such set of amount and the distribute(s) thereof.

8.          Waivers.  Maker waives protest, demand, presentment and notice of dishonor, notice of the maturity, nonpayment, and all requirements necessary to hold it liable as Maker.

9.          Amendment. This Note may be amended or a provision hereof waived only in a writing signed by both Maker and Holder. Failure by Holder, at any time, to exercise any of Holder’s options or rights hereunder or to accelerate the debt upon an Event of Default hereunder, shall not be construed as (i) a novation of this Note; (ii) a waiver of the right of Holder to thereafter insist upon strict compliance with the terms of this Note; or (iii) a bar to exercise any of Holder’s options or rights at a later date. No waiver of any default or Event of Default hereunder shall operate as a waiver of any other default or Event of Default hereunder. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event. Time is of the essence with regard to this Note. No delay or omission on the part of Holder in exercising any right or remedy shall operate as a waiver thereof and no single or partial exercise by Holder of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

10.         Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any Person, entity, or circumstance shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11.         Interest Savings Clause. If any interest payment (or other payment which is deemed by law to be interest) due hereunder is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall instead be deemed a payment of principal and applied against the Principal Amount.

12.         Assignment. This Note is not assignable by Holder without Maker’s written consent, which consent may be withheld in Maker’s sole and absolute discretion.

13.         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth in the Purchase Agreement (or at such other address for a party as shall be specified in a notice given in accordance with the Purchase Agreement).

14.         Legal Matters. The validity, construction, enforcement, and interpretation of this Note are governed by the laws of the State of Florida, without regard to principles of conflict of laws. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in Tampa, Florida or the courts of the State of Florida located in Sarasota, Florida, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding..

15.         No Rights as a Stockholder. Nothing contained in this Note shall be construed as conferring upon Holder or any other Person the right to vote or to consent or to receive notices as a stockholder in respect of meetings of stockholders of Maker or any other matters or any rights whatsoever as a stockholder of Maker, and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the Common Stock obtainable hereunder, until, and only to the extent that, this Note shall have been converted.

16.         Entire Agreement. This Note contains the entire understanding of the parties with respect to the subject matter hereof and thereof supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

17.         Documentary Stamps.   Holder shall pay all necessary documentary stamp taxes due on the obligation evidenced by this Note.

18.         Waiver of Jury Trial. THE MAKER AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ACCEPTING THIS NOTE.

[Signature Page Follows]

IN WITNESS HEREOF, this Note has been executed by Maker and delivered to Holder as of the date first above written.

Sebring Management FL, LLC, a Florida limited
liability company

By: Sebring Software, Inc., a Nevada corporation,
Manager

By:
Leif Andersen, President

Sebring Software, Inc. hereby guarantees the timely payment obligations of Maker in accordance with the terms of this Note.

Sebring Software, Inc., a Nevada corporation

By:
Leif Andersen, President